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EXHIBIT 99.1


              IVIVI TECHNOLOGIES RECEIVES NASDAQ DEFICIENCY NOTICE

MONTVALE, NJ - OCTOBER 1, 2008 - Ivivi Technologies, Inc. (NASDAQ:IVVI), a leader in non-invasive, electroceutical(R) therapy systems designed to target and enhance the body's anti-inflammatory and angiogenic responses, today announced that on September 29, 2008 the Company received a deficiency notice from The Nasdaq Stock Market notifying the Company that it is not in compliance with Nasdaq Marketplace Rule 4310(c)(4) because the Company's common stock closed below the minimum bid price of $1.00 per share for the last 30 consecutive business days.

In accordance with Marketplace Rule 4310(c)(8)(D), Ivivi has been provided an initial period of 180 calendar days, or until March 30, 2009, to regain compliance with the minimum $1.00 share bid price requirement. According to the letter, if at any time before March 30, 2009, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will notify the Company that it has achieved compliance with Nasdaq's Marketplace Rule 4310(c)(4), although the letter also states that the Nasdaq staff has the discretion to require compliance for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, under certain circumstances.

If the Company cannot demonstrate compliance with Rule 4310(c)(4) by March 30, 2009, the Nasdaq staff will determine whether the Company meets The Nasdaq Capital Market initial listing criteria as set forth in Nasdaq Marketplace Rule 4310(c), except for the bid price requirement. According to the letter, if the Company meets the initial listing criteria, the Nasdaq staff will notify the Company that it has been granted an additional 180 calendar day compliance period. If the Company is not eligible for an additional compliance period, the Nasdaq staff will provide written notice that the Company's securities will be delisted. At that time, the Company may appeal the Nasdaq staff's determination to delist its securities to a Listing Qualifications Panel.

ABOUT IVIVI TECHNOLOGIES, INC.

Based in Montvale, NJ, Ivivi Technologies, Inc. is a medical technology company focusing on designing, developing and commercializing its proprietary electrotherapeutic technology platform, with a primary focus on developing treatments for cardiovascular disease. Ivivi's research and development activities are focused specifically on targeted pulsed electromagnetic field, or tPEMF(TM), technology, which, by creating a therapeutic electrical current in injured soft tissue, modulates biochemical and physiological healing processes to help repair the injured tissue and reduce related pain and inflammation. The Company's Electroceuticals(R) have historically been used in non-invasive treatments for a wide array of conditions, including chronic wounds, pain and edema following plastic and reconstructive surgery and chronic inflammatory disorders. The Company's most recent clinical studies have shown reductions in anginal pain and increases in blood flow to the heart in certain cardiac patients. Additional studies will be focused in this area. The Company also expects to seek strategic partners to pursue other markets, such as osteoarthritis, neurology and other inflammatory-related conditions.

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FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those related to our ability to regain compliance with the Nasdaq Marketplace Rules, current and future studies, regulatory clearance and approvals, strategic partnerships and future sales. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the Company's limited operating history, history of significant and continued operating losses and substantial accumulated earnings deficit, difficulties with its financial accounting controls, the failure of the market for the Company's products to continue to develop, the inability for customers to receive third party reimbursement, the inability to obtain additional capital, the inability to protect the Company's intellectual property, the loss of any executive officers or key personnel or consultants, competition, changes in the regulatory landscape or the imposition of regulations that affect the Company's products and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-KSB for the fiscal year ended March 31, 2008. The Company assumes no obligation to update the information contained in this press release.

INVESTOR RELATIONS CONTACT:
---------------------------
Cameron Associates
Alison Ziegler or Lester Rosenkrantz;          Deanne Eagle for Media
212-554-5469                                   212-554-5463
Alison@cameronassoc.com                        DEANNE@CAMERONASSOC.COM

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